                                                                  EXHIBIT 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A of our report dated February 21, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of The Manufacturers Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, Massachusetts
April 22, 2003